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                                                                    Exhibit 23.1


                        Consent of Independent Auditors

          We consent to the incorporation by reference, in the Registration Statement (Form S-8 No. 333-_______) pertaining to the 1997 Stock Incentive Plan, of our report dated March 20, 1998, with respect to the consolidated financial statements of Central European Distribution Corporation as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 included in its Registration Statement (Form S-1 No. 333-42387), filed with the Securities and Exchange Commission.

                                       /s/ Ernst & Young Audit Sp. z o.o.

Warsaw, Poland
October 9, 1998